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                                                                   EXHIBIT 99.22



                                 MUTUAL RELEASE

         THIS MUTUAL RELEASE (this "RELEASE") is entered into as of July 20, 1999 between Malibu Entertainment Worldwide, Inc. ("MALIBU"), Malibu Centers, Inc. ("MCI"), MEI Holdings, L.P. ("MEIH"), SZ Capital, L.P. ("SZ" and, together with MEIH, Malibu and MCI, the "MALIBU PARTIES" and each, a "MALIBU PARTY"), and Nomura Asset Capital Corporation ("NOMURA").

                                    RECITALS

A. The parties hereto have previously entered into that certain Recapitalization Agreement dated as of March 1, 1999, as amended by letter agreement dated April 26, 1999 (collectively, the "PRIOR AGREEMENT"), that certain First Amended and Restated Recapitalization Agreement dated May 10, 1999 (the "FIRST AMENDED AGREEMENT") and that certain Second Amended and Restated Recapitalization Agreement of even date herewith (the "SECOND AMENDED AGREEMENT" and, together with the First Amended Agreement, the "AGREEMENT") to evidence the parties' agreements with respect to the release of certain liabilities in connection with the loan in the original principal amount of $21,390,375 from Nomura to MCI (the "MCI LOAN"), the loan in the original principal amount of $21,034,759 from Nomura to MEIH (the "MEIH LOAN"), the loan from SZ to Malibu (the "SZ LOAN"), the loans from MEIH to Malibu (the "MALIBU LOANS" and, together with the MCI Loan, the MEIH Loan and the SZ Loans, the "LOANS") and the recapitalization of Malibu.

B. In connection with the Agreement and in order to comply with certain of the terms set forth therein, the parties hereto desire to set forth certain waivers, releases and covenants with respect to the Loans.

                                    AGREEMENT

         In consideration of the terms and provisions of the Agreement and the mutual promises and covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. RELEASE BY MALIBU. Malibu, for and on behalf of itself and its heirs, successors, agents, attorneys, shareholders, partners, officers, directors, employees, personal representatives and assigns (collectively, the "MALIBU RELEASING PARTIES"), does forever RELEASE, ACQUIT AND FULLY DISCHARGE, as of the date hereof, Nomura and its heirs, successors, agents, attorneys, shareholders, officers, directors, employees, personal representatives and assigns (collectively, the "NOMURA RELEASED PARTIES"), MEIH and its heirs, successors, agents, attorneys, partners, officers, directors, employees, personal representatives and assigns (collectively, the "MEIH RELEASED PARTIES"), MCI and its heirs, successors, agents, attorneys, shareholders, officers, directors, employees, personal representatives and assigns (collectively, the "MCI RELEASED PARTIES"), and SZ and its heirs, successors, agents, attorneys, partners, officers, directors, employees, personal representatives and assigns (collectively, the "SZ RELEASED

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         PARTIES"), from any and all debts, obligations, liabilities, agreements and rights (collectively, the "RIGHTS OF MALIBU"), and any actions, causes of action, suits, disputes, damages, claims, and demands of any kind whatsoever, at law or in equity, whether matured or unmatured, known or unknown, liquidated or unliquidated, vested or contingent, and having arisen or which may hereafter arise (collectively, the "MALIBU CLAIMS") that Malibu had, now has or may hereafter have or claim against the Nomura Released Parties, the MEIH Released Parties, the MCI Released Parties and the SZ Released Parties for, upon, or by reason of any matter, cause or thing whatsoever directly or indirectly arising in connection with, or related to, (i) the Loans (or any one or more of such Loans) including, without limitation and as applicable, claims of fraud, usury, misrepresentation, breach of representation or warranty, wrongful foreclosure, impairment to collateral or of right of recourse, enforcement or failure to enforce obligations of liable third parties with respect to any collateral security, waiver or failure to protect or perfect any such collateral security, violation or breach of covenant, default, and other acts or omissions, matters or events related to the Loans and any and all documentation evidencing the Loans or arising in connection therewith, (including, without limitation, the Agreement and the Transaction Documents, as defined in the Agreement) as well as the transactions or occurrences reflected in or giving rise to the Loans, (ii) the operation of any one or more of the Malibu Parties, their subsidiaries and affiliates (and the parks or other properties owned, held and/or operated by any of such parties) during the period of time that the Loans (or any one or more of them) have been in effect between the parties, (iii) any financing or refinancing arrangements made between any one or more of the Malibu Parties including, without limitation, the SZ Loan and the Malibu Loans, and any transactions or occurrences reflected in or giving rise thereto or to the recapitalization of Malibu, and (iv) the transactions, occurrences and situations giving rise to, and reflected in, the Prior Agreement, the Agreement and the Transaction Documents; provided, however, that this Release does not operate to reduce, release or waive the obligations of any of the Nomura Released Parties, the MEIH
         Released Parties, the MCI Released Parties, or the SZ Released Parties arising under the Agreement and the Transaction Documents.

2. RELEASE BY MEIH. MEIH, for and on behalf of itself and its heirs, successors, agents, attorneys, shareholders, partners, officers, directors, employees, personal representatives and assigns (collectively, the "MEIH RELEASING PARTIES"), does forever RELEASE, ACQUIT AND FULLY DISCHARGE, as of the date hereof, the Nomura Released Parties, Malibu and its heirs, successors, agents, attorneys, shareholders, officers, directors, employees, personal representatives and assigns (collectively, the "MALIBU RELEASED PARTIES"), the MCI Released Parties, and the SZ Released Parties from any and all debts, obligations, liabilities, agreements and rights (collectively, the "RIGHTS OF MEIH"), and any actions, causes of action, suits, disputes, damages, claims, and demands of any kind whatsoever, at law or in equity, whether matured or unmatured, known or unknown, liquidated or unliquidated, vested or contingent, and having arisen or which may hereafter arise (collectively, the "MEIH CLAIMS") that MEIH had, now has or may hereafter have or claim against the Nomura Released Parties, the Malibu Released Parties, the MCI Released Parties and the SZ Released Parties for, upon, or by reason of any matter, cause or thing whatsoever directly or indirectly arising in connection with, or related to, (i) the


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         Loans (or any one or more of such Loans) including, without limitation and as applicable, claims of fraud, usury, misrepresentation, breach of representation or warranty, wrongful foreclosure, impairment to collateral or of right of recourse, enforcement or failure to enforce obligations of liable third parties with respect to any collateral security, waiver or failure to protect or perfect any such collateral security, violation or breach of covenant, default, and other acts or omissions, matters or events related to the Loans and any and all documentation evidencing the Loans or arising in connection therewith, (including, without limitation, the Agreement and the Transaction Documents, as defined in the Agreement) as well as the transactions or occurrences reflected in or giving rise to the Loans, (ii) the operation of any one or more of the Malibu Parties, their subsidiaries and affiliates (and the parks or other properties owned, held and/or operated by any of such parties) during the period of time that the Loans (or any one or more of them) have been in effect between the parties, (iii) any financing or refinancing arrangements made between any one or more of the Malibu Parties including, without limitation, the SZ Loan and the Malibu Loans, and any transactions or occurrences reflected in or giving rise thereto or to the recapitalization of Malibu, and (iv) the transactions, occurrences and situations giving rise to, and reflected in, the Prior Agreement, the Agreement and the Transaction Documents; provided, however, that this Release does not operate to reduce, release or waive the obligations of any of the Nomura Released Parties, the Malibu Released Parties, the MCI Released Parties, or the SZ Released Parties arising under the Agreement and the Transaction Documents; and provided further that notwithstanding anything contained herein to the contrary, the MEIH Claims do not include any claims which may arise under terms of the Malibu Loan which expressly survive the repayment in full of such loans.

3. RELEASE BY MCI. MCI, for and on behalf of itself and its heirs, successors, agents, attorneys, shareholders, partners, officers, directors, employees, personal representatives and assigns (collectively, the "MCI RELEASING PARTIES"), does forever RELEASE, ACQUIT AND FULLY DISCHARGE, as of the date hereof, the Nomura Released Parties, the Malibu Released Parties, the MEIH Released Parties, and the SZ Released Parties from any and all debts, obligations, liabilities, agreements and rights (collectively, the "RIGHTS OF MCI"), and any actions, causes of action, suits, disputes, damages, claims, and demands of any kind whatsoever, at law or in equity, whether matured or unmatured, known or unknown, liquidated or unliquidated, vested or contingent, and having arisen or which may hereafter arise (collectively, the "MCI CLAIMS") that MCI had, now has or may hereafter have or claim against the Nomura Released Parties, the Malibu Released Parties, the MEIH Released Parties and the SZ Released Parties for, upon, or by reason of any matter, cause or thing whatsoever directly or indirectly arising in connection with, or related to, (i) the Loans (or any one or more of such Loans) including, without limitation and as applicable, claims of fraud, usury, misrepresentation, breach of representation or warranty, wrongful foreclosure, impairment to collateral or of right of recourse, enforcement or failure to enforce obligations of liable third parties with respect to any collateral security, waiver or failure to protect or perfect any such collateral security, violation or breach of covenant, default, and other acts or omissions, matters or events related to the Loans and any and all documentation evidencing the Loans or arising in connection therewith, (including, without limitation, the Agreement and the Transaction Documents, as defined in the Agreement) as



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         well as the transactions or occurrences reflected in or giving rise to the Loans, (ii) the operation of any one or more of the Malibu Parties, their subsidiaries and affiliates (and the parks or other properties owned, held and/or operated by any of such parties) during the period of time that the Loans (or any one or more of them) have been in effect between the parties, (iii) any financing or refinancing arrangements made between any one or more of the Malibu Parties including, without limitation, the SZ Loan and the Malibu Loans, and any transactions or occurrences reflected in or giving rise thereto or to the recapitalization of Malibu, and (iv) the transactions, occurrences and situations giving rise to, and reflected in, the Prior Agreement, the Agreement and the Transaction Documents; provided, however, that this Release does not operate to reduce, release or waive the obligations of any of the Nomura Released Parties, the Malibu Released Parties, the MEIH Released Parties, or the SZ Released Parties arising under the Agreement and the Transaction Documents.

4. RELEASE BY SZ. SZ, for and on behalf of itself and its heirs, successors, agents, attorneys, shareholders, partners, officers, directors, employees, personal representatives and assigns (collectively, the "SZ RELEASING PARTIES"), does forever RELEASE, ACQUIT AND FULLY DISCHARGE, as of the date hereof, the Nomura Released Parties, the Malibu Released Parties, the MEIH Released Parties, and the MCI Released Parties from any and all debts, obligations, liabilities, agreements and rights (collectively, the "RIGHTS OF SZ"), and any actions, causes of action, suits, disputes, damages, claims, and demands of any kind whatsoever, at law or in equity, whether matured or unmatured, known or unknown, liquidated or unliquidated, vested or contingent, and having arisen or which may hereafter arise (collectively, the "SZ CLAIMS") that SZ had, now has or may hereafter have or claim against the Nomura Released Parties, the Malibu Released Parties, the MEIH Released Parties and the MCI Released Parties for, upon, or by reason of any matter, cause or thing whatsoever directly or indirectly arising in connection with, or related to, (i) the Loans (or any one or more of such Loans) including, without limitation and as applicable, claims of fraud, usury, misrepresentation, breach of representation or warranty, wrongful foreclosure, impairment to collateral or of right of recourse, enforcement or failure to enforce obligations of liable third parties with respect to any collateral security, waiver or failure to protect or perfect any such collateral security, violation or breach of covenant, default, and other acts or omissions, matters or events related to the Loans and any and all documentation evidencing the Loans or arising in connection therewith, (including, without limitation, the Agreement and the Transaction Documents, as defined in the Agreement) as well as the transactions or occurrences reflected in or giving rise to the Loans, (ii) the operation of any one or more of the Malibu Parties, their subsidiaries and affiliates (and the parks or other properties owned, held and/or operated by any of such parties) during the period of time that the Loans (or any one or more of them) have been in effect between the parties, (iii) any financing or refinancing arrangements made between any one or more of the Malibu Parties including, without limitation, the SZ Loan and the Malibu Loans, and any transactions or occurrences reflected in or giving rise thereto or to the recapitalization of Malibu, and (iv) the transactions, occurrences and situations giving rise to, and reflected in, the Prior Agreement, the Agreement and the Transaction Documents; provided, however, that this Release does not operate to reduce, release or waive the obligations of any of the Nomura Released Parties, the Malibu Released Parties, the MEIH Released



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         Parties, or the MCI Released Parties arising under the Agreement and the Transaction Documents; and provided further that notwithstanding anything contained herein to the contrary, the SZ Claims do not include any claims which may arise under terms of the SZ Loan which expressly survive the repayment in full of such loans.

5. RELEASE BY NOMURA. Nomura, for and on behalf of itself and its heirs, successors, agents, attorneys, shareholders, partners, officers, directors, employees, personal representatives and assigns (collectively, the "NOMURA RELEASING PARTIES"), does forever RELEASE, ACQUIT AND FULLY DISCHARGE, as of the date hereof, the Malibu Released Parties, the MEIH Released Parties, the MCI Released Parties and the SZ Released Parties from any and all debts, obligations, liabilities, agreements and rights (collectively, the "RIGHTS OF NOMURA"), and any actions, causes of action, suits, disputes, damages, claims, and demands of any kind whatsoever, at law or in equity, whether matured or unmatured, known or unknown, liquidated or unliquidated, vested or contingent, and having arisen or which may hereafter arise (collectively, the "NOMURA CLAIMS") that Nomura had, now has or may hereafter have or claim against the Malibu Released Parties, the MEIH Released Parties, the MCI Released Parties and the SZ Released Parties for, upon, or by reason of any matter, cause or thing whatsoever directly or indirectly arising in connection with, or related to, (i) the Loans (or any one or more of such Loans) including, without limitation and as applicable, claims of fraud, usury, misrepresentation, breach of representation or warranty, wrongful foreclosure, impairment to collateral or of right of recourse, enforcement or failure to enforce obligations of liable third parties with respect to any collateral security, waiver or failure to protect or perfect any such collateral security, violation or breach of covenant, default, and other acts or omissions, matters or events related to the Loans and any and all documentation evidencing the Loans or arising in connection therewith, as well as the transactions or occurrences reflected in or giving rise to the Loans, (ii) the operation of any one or more of the Malibu Parties, their subsidiaries and affiliates (and the parks or other properties owned, held and/or operated by any of such parties) during the period of time that the Loans (or any one or more of them) have been in effect between the parties, (iii) any financing or refinancing arrangements made between any one or more of the Malibu Parties including, without limitation, the SZ Loan and the Malibu Loans, and any transactions or occurrences reflected in or giving rise thereto or to the recapitalization of Malibu, and (iv) the transactions, occurrences and situations giving rise to, and reflected in, the Prior Agreement, the Agreement and the Transaction Documents; provided, however, that this Release does not operate to reduce, release or waive the obligations of any of the Malibu Released Parties, the MEIH Released Parties, the MCI Released Parties or the SZ Released Parties arising under the Agreement and the Transaction Documents; and provided further that notwithstanding anything contained herein to the contrary, the Nomura Claims do not include any claims which may arise under terms of the MCI Loan and the MEIH Loan which expressly survive the repayment in full of such loans.

6.       COVENANTS NOT TO SUE.


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         (a)      OF MALIBU. Malibu hereby covenants and agrees, for and on
                  behalf of itself and for the applicable Malibu Releasing Parties, that it shall forever refrain, and is hereby estopped, from instituting, prosecuting, asserting or otherwise pursuing or pressing against any Nomura Released Party, any MEIH Released Party, any MCI Released Party and/or any SZ Released Party any Malibu Claim, whether or not arising in connection with any Rights of Malibu, which it has released pursuant to Paragraph 1 hereof.


         (b) OF MEIH. MEIH hereby covenants and agrees, for and on behalf of itself and for the applicable MEIH Releasing Parties, that it shall forever refrain, and is hereby estopped, from instituting, prosecuting, asserting or otherwise pursuing or pressing against any Nomura Released Party, any Malibu Released Party, any MCI Released Party and/or any SZ Released Party any MEIH Claim, whether or not arising in connection with any Rights of MEIH, which it has released pursuant to Paragraph 2 hereof.

         (c) OF MCI. MCI hereby covenants and agrees, for and on behalf of itself and for the applicable MCI Releasing Parties, that it shall forever refrain, and is hereby estopped, from instituting, prosecuting, asserting or otherwise pursuing or pressing against any Nomura Released Party, any Malibu Released Party, any MEIH Released Party and/or any SZ Released Party any MCI Claim, whether or not arising in connection with any Rights of MCI, which it has released pursuant to Paragraph 3 hereof.

         (d) OF SZ. SZ hereby covenants and agrees, for and on behalf of itself and for the applicable SZ Releasing Parties, that it shall forever refrain, and is hereby estopped, from instituting, prosecuting, asserting or otherwise pursuing or pressing against any Nomura Released Party, any Malibu Released Party, any MEIH Released Party and/or any MCI Released Party any SZ Claim, whether or not arising in connection with any Rights of SZ, which it has released pursuant to Paragraph 4 hereof.

         (e) OF NOMURA. Nomura hereby covenants and agrees, for and on behalf of itself and for the applicable Nomura Releasing Parties, that it shall forever refrain, and is hereby estopped, from instituting, prosecuting, asserting or otherwise pursuing or pressing against any Malibu Released Party, any MEIH Released Party, any MCI Released Party and/or any SZ Released Party any Nomura Claim, whether or not arising in connection with any Rights of Nomura, which it has released pursuant to Paragraph 5 hereof.

7. SPECIFIC ENFORCEMENT. The provisions of this Release shall be subject to specific enforcement by any party hereto.

8. GOVERNING LAW. THIS RELEASE SHALL BE GOVERNED BY, AND ITS TERMS AND PROVISIONS SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA (WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAW PROVISIONS).

9. COUNTERPARTS. This Release may be executed in one or more counterparts and by facsimile signature. Each of the counterparts shall be deemed an original for




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         all purposes, and all counterparts taken together shall constitute a single, complete instrument.

10. AMENDMENT. The terms and provisions of this Release may not be modified or amended except in a writing executed by all of the parties hereto.



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         IN WITNESS WHEREOF, the parties hereto have caused this Release to be duly executed by their duly authorized representatives, all as of the day and year first above written.


                                          MALIBU:

                                          MALIBU ENTERTAINMENT WORLDWIDE, INC.,
                                          a Georgia corporation


                                          By: /s/ RICHARD N. BECKERT
                                              ----------------------------------
                                          Name: Richard N. Beckert
                                                --------------------------------
                                          Title: Chief Executive Officer
                                                 -------------------------------

                                          MCI:

                                          MALIBU CENTERS, INC.,
                                          a Delaware corporation

                                          By: /s/ R. SCOTT WHEELER
                                              ----------------------------------
                                          Name: R. Scott Wheeler
                                                --------------------------------
                                          Title: Vice President
                                                 -------------------------------

                                          NOMURA:

                                          NOMURA ASSET CAPITAL CORPORATION,
                                          a Delaware corporation

                                          By: /s/ LANCE W. HABERIN
                                              ----------------------------------
                                          Name: Lance W. Haberin
                                                --------------------------------
                                          Title: Vice President
                                                 -------------------------------

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                                          MEIH:

                                          MEI HOLDINGS, L.P.,
                                          a Delaware limited partnership

                                          By:   MEI GENPAR, L.P.,
                                                a Delaware limited partnership,
                                                its general partner

                                          By:   HH GenPar Partners,
                                                a Texas general partnership,
                                                its general partner

                                          By:   Hampstead Associates, Inc.,
                                                a Texas corporation,
                                                a managing general partner

                                                By: /s/ PHILIP S. MIGICCUSKY
                                                    ----------------------------
                                                Name: Philip S. Migiccusky
                                                      --------------------------
                                                Title: Vice President
                                                       -------------------------



                                          SZ:

                                          SZ CAPITAL, L.P.,
                                          a Delaware limited partnership

                                          By:   SZ GENPAR, L.P.,
                                                a Delaware limited partnership,
                                                its general partner

                                          By:   HH GenPar Partners,
                                                a Texas general partnership,
                                                its general partner

                                          By:   Hampstead Associates, Inc.,
                                                a Texas corporation,
                                                a managing general partner

                                                By: /s/ KURT C .READ
                                                    ----------------------------
                                                Name: Kurt C .Read
                                                      --------------------------
                                                Title: Vice President
                                                       -------------------------

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